                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 12, 2004, with respect to the consolidated financial statements of Myers Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003, in the following Registration Statements and in the related Prospectus:


         NUMBER                                           DESCRIPTION OF REGISTRATION STATEMENT
-------------------------    -------------------------------------------------------------------------------------------------
        333-71852                    Registration Statement (Form S-8) pertaining to the Myers Industries, Inc. 2001 Restricted
                                     Stock Plan
        333-90637                    Registration Statement (Form S-8) pertaining to the Myers Industries, Inc. 1999 Incentive Stock
                                     Plan and the Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan
        33-47600                     Registration Statement (Form S-8) pertaining to the Myers Industries, Inc. 1992 Stock Option
                                     Plan
        33-50286                     Registration Statement (Form S-3) pertaining to the Myers Industries, Inc. Dividend
                                     Reinvestment and Stock Purchase Plan

                              /s/ ERNST & YOUNG LLP

AKRON, OHIO
MARCH 15, 2004